UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 26, 2014

(Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On September 26, 2014, Abbott Laboratories (“Abbott”) announced that it had completed the acquisition of approximately 99.6% of the outstanding ordinary shares of CFR Pharmaceuticals S.A., a Chilean corporation (“CFR”), through a purchase transaction and two tender offers, each of which was completed pursuant to the Transaction Agreement, dated as of May 15, 2014 (the “Transaction Agreement”), between Abbott Investments Luxembourg S.Á R.L. and Positron Limited (“Positron”).

Abbott Laboratories (Chile) Holdco (Dos) SpA, a wholly-owned subsidiary of Abbott (“Abbott Chile”), conducted a tender offer (the “U.S. Offer”), in which it offered to purchase (i) from U.S. holders only, up to 100 percent of the outstanding ordinary, nominative, no par value shares (the “Ordinary Shares”) of CFR and (ii) from all holders, wherever resident, up to 100 percent of the outstanding American Depositary Shares (“ADSs”), each of which represents 100 Ordinary Shares, issued pursuant to the Rule 144A Deposit Agreement or the Regulation S Deposit Agreement, each dated as of May 9, 2011, between CFR and The Bank of New York Mellon, as Depositary.  Concurrently with the U.S. Offer, Abbott Chile conducted a tender offer (the “Chilean Offer,” and together with the U.S. Offer, the “Offers”), in accordance with the tender offer rules of the Republic of Chile, to purchase up to 100 percent of the outstanding Ordinary Shares from all holders of Ordinary Shares, wherever resident, for the same price and on substantially the same terms as Abbott Chile offered to purchase Ordinary Shares pursuant to the U.S. Offer (except that tendering holders in the Chilean Offer could elect to be paid in Chilean pesos). The U.S. Offer expired at 5:00 p.m., New York City time, on September 23, 2014.  The Chilean Offer expired at 5:30 p.m., Chilean time, on September 23, 2014.

On September 26, 2014, Abbott announced that an aggregate of 1,722,927,101 Ordinary Shares and 6,243,247 ADSs, representing 624,324,700 Ordinary Shares, were validly tendered in the Offers and accepted for payment.  Abbott also announced the acquisition from Positron of a 100% ownership interest in a holding company indirectly owning 72% of CFR’s Ordinary Shares, which were purchased for the same aggregate price that would have been payable if those shares had been tendered directly in the Offers.  A copy of the press release announcing the results of the Offers and the acquisition of Ordinary Shares from Positron is attached as Exhibit 99.1.

The Ordinary Shares acquired from Positron and pursuant to the Offers were purchased for approximately $2.9 billion.  Abbott funded the purchases through cash on hand.

CFR Pharmaceuticals is a branded generics pharmaceutical company with a leading presence in Latin America and operations in 15 countries in the region. It has a comprehensive product portfolio in multiple therapeutic areas, including women’s health, central nervous system, cardiovascular and respiratory diseases.

The description of the Transaction Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which was filed as Exhibit 2.1 to Abbott’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated September 26, 2014.

Private Securities Litigation Reform Act of 1995 — A Caution Concerning Forward-Looking Statements

Some statements in this Form 8-K may be forward-looking statements for the purposes of the Private Securities Litigation Reform Act of 1995.  Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements.  Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2013 and are incorporated by reference.  Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: September 26, 2014	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated September 26, 2014.